EXHIBIT 32.1

CERTIFICATION  OF EXECUTIVE CHAIRMAN AND CHIEF FINANCIAL  OFFICER
PURSUANT  TO  18  U.S.C.  SECTION 1350, AS  ADOPTED  PURSUANT  TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the Quarterly Report on Form 10-Q of Aegean Earth and Marine Corporation (the "Company") for the period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank DeLape, Executive Chairman of the Company, and I, Rizos Krikis, Chief
Financial  Officer of the Company certify, pursuant to  18  U.S.C
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.  The  Report fully complies with the requirements of  Sections
13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 20, 2008


/s/Frank DeLape                      /s/ Rizos Krikis
-----------------------------        ----------------------------
Frank DeLape                         Rizos Krikis
Executive Chairman                   Chief Financial Officer
(Principal Executive Officer)        (Principal Financial Officer
                                     and Accounting Officer)


The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and
Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
Code) and, accordingly, is not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.